TONIX PHARMACEUTICALS HOLDING CORP. 8-K

Exhibit 99.01

Tonix Pharmaceuticals Announces Issuance of U.S. Patent by the United States
Patent and Trademark Office Covering the Intranasal Delivery of
FDA-Approved Tosymra® to Treat Migraines

New patent expected to expire in 2030

Tosymra® (sumatriptan nasal spray) 10mg is indicated and marketed for the acute treatment of migraine in adults

CHATHAM, N.J., September 19, 2024 (GLOBE NEWSWIRE) – Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (Tonix or the Company), a fully-integrated biopharmaceutical company with marketed products and a pipeline of development candidates, today announced that the United States Patent and Trademark Office issued U.S. Patent No. 12,090,139 to the Company on September, 17, 2024. The patent, entitled “Formulations Comprising Triptan Compounds”, claims a pharmaceutical composition, a method of treating migraine via intranasal administration, and an intranasal delivery system for Tosymra®. This patent, excluding possible patent term extensions, is expected to expire in 2030.

“We believe this patent further solidifies Tosymra® in the market as a differentiated drug with a differentiated administration method,” said Seth Lederman, M.D., Chief Executive Officer of Tonix Pharmaceuticals. “This new patent targets specific delivery and composition. We are thrilled to have these additional issued patent claims, which add to the intellectual property protection existing for Tosymra®.”

About Migraine

Nearly 40 million people in the United States suffer from migraine1 and it has been recognized as the second leading cause of disability in the world2,3. Migraine is characterized by debilitating attacks lasting four to 72 hours with multiple symptoms, including pulsating headaches of moderate to severe pain intensity often associated with nausea or vomiting, and/or sensitivity to sound (phonophobia) and sensitivity to light (photophobia)4.

1	Law, H. Z., Chung, M. H., Nissan, G., Janis, J. E., & Amirlak, B. (2020). Hospital Burden of Migraine in United States Adults: A 15-year National Inpatient Sample Analysis. Plastic and reconstructive surgery. Global open, 8(4), e2790. https://doi.org/10.1097/GOX.0000000000002790
2	GBD 2016 Headache Collaborators. Global, regional, and national burden of migraine and tension-type headache, 1990-2016: a systematic analysis for the Global Burden of Disease Study 2016. Lancet Neurol 2018;17(11):954-976.
3	Steiner, T.J., Stovner, L.J., Jensen, R. et al. Lifting the Burden: the Global Campaign against Headache. Migraine remains second among the world's causes of disability, and first among young women: findings from GBD2019. J Headache Pain 21, 137 (2020).
4	Headache Classification Committee of the International Headache Society (IHS). The international classification of headache disorders, 3rd edition. Cephalalgia. 2018;38(1):1–211.

Tonix Pharmaceuticals Holding Corp.*

Tonix is a fully integrated biopharmaceutical company focused on transforming therapies for pain management and modernizing solutions for public health challenges. Tonix’s development portfolio is focused on central nervous system (CNS) disorders, and its priority is to submit a New Drug Application (NDA) to the FDA in October 2024 for TNX-102 SL, a product candidate for which two statistically significant Phase 3 studies have been completed for the management of fibromyalgia. The FDA has granted Fast Track designation to TNX-102 SL for the management of fibromyalgia. TNX-102 SL is also being developed to treat acute stress reaction. Tonix’s CNS portfolio includes TNX-1300 (cocaine esterase), a biologic in Phase 2 development designed to treat cocaine intoxication that has Breakthrough Therapy designation. Tonix’s immunology development portfolio consists of biologics to address organ transplant rejection, autoimmunity and cancer, including TNX-1500, which is a humanized monoclonal antibody targeting CD40-ligand (CD40L or CD154) being developed for the prevention of allograft rejection and for the treatment of autoimmune diseases. Tonix also has product candidates in development in the areas of rare disease, including TNX-2900 for Prader-Willi syndrome, and infectious disease, including a vaccine for mpox, TNX-801. Tonix recently announced the U.S. Department of Defense (DoD), Defense Threat Reduction Agency (DTRA) awarded it a contract for up to $34 million over five years in an Other Transaction Agreement (OTA) to develop TNX-4200, small molecule broad-spectrum antiviral agents targeting CD45 for the prevention or treatment of infections to improve the medical readiness of military personnel in biological threat environments. Tonix owns and operates a state-of-the art infectious disease research facility in Frederick, MD, instrumental in progressing this development. Tonix Medicines, our commercial subsidiary, markets Zembrace® SymTouch® (sumatriptan injection) 3 mg and Tosymra® (sumatriptan nasal spray) 10 mg for the treatment of acute migraine with or without aura in adults.

*	Tonix’s product development candidates are investigational new drugs or biologics and have not been approved for any indication.

Zembrace SymTouch and Tosymra are registered trademarks of Tonix Medicines. All other marks are property of their respective owners.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the failure to successfully market any of our products; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024, and periodic reports filed with the SEC on or after the date thereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor Contact

Jessica Morris
Tonix Pharmaceuticals
investor.relations@tonixpharma.com
(862) 904-8182

Peter Vozzo
ICR Westwicke
peter.vozzo@westwicke.com
(443) 213-0505

Media Contact

Ray Jordan
Putnam Insights
ray@putnaminsights.com
(949) 245-5432

Tosymra® (sumatriptan nasal spray): IMPORTANT SAFETY INFORMATION

Tosymra can cause serious side effects, including heart attack and other heart problems, which may lead to death. Stop Tosymra and get emergency medical help if you have any signs of heart attack:

  discomfort in the center of your chest that lasts for more than a few minutes or goes away and comes back severe tightness, pain, pressure, or heaviness in your chest, throat, neck, or jaw pain or discomfort in your arms, back, neck, jaw, or stomach shortness of breath with or without chest discomfort
  breaking out in a cold sweat
  nausea or vomiting
  feeling lightheaded

Tosymra is not for people with risk factors for heart disease (high blood pressure or cholesterol, smoking, overweight, diabetes, family history of heart disease) unless a heart exam is done and shows no problem.

Do not use Tosymra if you have:

  history of heart problems
  narrowing of blood vessels to your legs, arms, stomach, or kidney (peripheral vascular disease)
  uncontrolled high blood pressure
  severe liver problems
  hemiplegic or basilar migraines. If you are not sure if you have these, ask your healthcare provider.
  had a stroke, transient ischemic attacks (TIAs), or problems with blood circulation taken any of the following medicines in the last 24 hours: almotriptan, eletriptan, frovatriptan, naratriptan, rizatriptan, ergotamines, or dihydroergotamine. Ask your provider if you are not sure if your medicine is listed above.
  are taking certain antidepressants, known as monoamine oxidase (MAO)-A inhibitors or it has been 2 weeks or less since you stopped taking a MAO-A inhibitor. Ask your provider for a list of these medicines if you are not sure.
  an allergy to sumatriptan or any ingredient in Tosymra

Tell your provider about all of your medical conditions and medicines you take, including vitamins and supplements.

Tosymra can cause dizziness, weakness, or drowsiness. If so, do not drive a car, use machinery, or do anything where you need to be alert.

Tosymra may cause serious side effects including:

  changes in color or sensation in your fingers and toes
  sudden or severe stomach pain, stomach pain after meals, weight loss, nausea or vomiting, constipation or diarrhea, bloody diarrhea, fever cramping and pain in your legs or hips, feeling of heaviness or tightness in your leg muscles, burning or aching pain in your feet or toes while resting, numbness, tingling, or weakness in your legs, cold feeling or color changes in one or both legs or feet increased blood pressure including a sudden severe increase even if you have no history of high blood pressure medication overuse headaches from using migraine medicine for 10 or more days each month. If your headaches get worse, call your provider.
  serotonin syndrome, a rare but serious problem that can happen in people using Tosymra, especially when used with anti-depressant medicines called SSRIs or SNRIs. Call your provider right away if you have: mental changes such as seeing things that are not there (hallucinations), agitation, or coma; fast heartbeat; changes in blood pressure; high body temperature; tight muscles; or trouble walking.
  hives (itchy bumps); swelling of your tongue, mouth, or throat seizures even in people who have never had seizures before

The most common side effects of Tosymra include: tingling, dizziness, feeling warm or hot, burning feeling, feeling of heaviness, feeling of pressure, flushing, feeling of tightness, numbness, application site (nasal) reactions, abnormal taste, and throat irritation.

Tell your provider if you have any side effect that bothers you or does not go away. These are not all the possible side effects of Tosymra. For more information, ask your provider.

This is the most important information to know about Tosymra but is not comprehensive. For more information, talk to your provider and read the Patient Information and Instructions for Use. You can also visit www.tonixpharma.com or call 1-888-650-3789.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.

INDICATION AND USAGE

Tosymra is a prescription medicine used to treat acute migraine headaches with or without aura in adults.

Tosymra is not used to treat other types of headaches such as hemiplegic or basilar migraines or cluster headaches.

Tosymra is not used to prevent migraines. It is not known if Tosymra is safe and effective in children under 18 years of age.